UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024 (June 20, 2024)

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2024, the Company entered into a letter agreement (the “Inducement Letter”) with a holder (the “Exercising Holder”) of outstanding common stock purchase warrants that the Company issued on November 2, 2022, and October 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Exercising Holder agreed to exercise, for cash, Existing Warrants to purchase, in the aggregate, 3,233,277 shares of common stock in exchange for the Company’s agreement to (i) lower the exercise price to $1.88 per share for the 3,233,277 Existing Warrants being exercised pursuant to the Inducement Letter and (ii) issue to the Exercising Holder an aggregate of 4,849,915 warrants to purchase shares of common stock, comprised of Series A common stock purchase warrants to purchase 2,727,273 shares of common stock (the “Series A Warrants”) and Series B common stock purchase warrants to purchase 2,122,642 (of which 1,624,2021 shares of common stock are subject to Stockholder Approval, as defined below) shares of common stock (the “Series B Warrants” and together with the Series A Warrants, the “Inducement Warrants”). The Company expects to receive aggregate gross proceeds of approximately $6.1 million from the exercise of the Existing Warrants by the Exercising Holder (the “Warrant Inducement”). The Company intends to use the net proceeds for working capital and general corporate purposes.

The issuance of a portion of the shares of common stock underlying the Series B Warrants is subject to stockholder approval under applicable rules and regulations of the NYSE American (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company has agreed to convene a stockholders’ meeting on or before the 90th day following the completion of the Warrant Inducement.

The Inducement Warrants have an exercise price of $1.88 per share and provide for a cashless exercise feature if there is no effective registration statement covering the Inducement Warrants. The Series A Warrants are immediately exercisable and have a term of five years. The Series B Warrants are exercisable for five years, which term of exercise begins on the original issue date with respect to 498,441 Series B Warrants, and on the Stockholder Approval Date with respect to 1,624,201 Series B Warrants.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) on or before July 30, 2024, to register the resale of the shares of Common Stock (the “Inducement Warrant Shares”) underlying the Inducement Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 90 days of its initial filing.

The Inducement Letter and forms of Series A Warrant and Series B Warrant are attached as Exhibits 10.1, 4.1, and 4.2, respectively. The description of the terms of the Inducement Letter and the Inducement Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

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Item 7.01 Regulation FD Disclosure.

On June 21, 2024, the Company issued a press release announcing the Warrant Inducement, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

10.1	Inducement Letter, dated June 20, 2024

99.1	Press Release, dated June 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 21, 2024	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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